UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2017

EVIO, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-12350	47-1890509
(Commission File No.)	(IRS Employer Identification No.)

62930 O.B. Riley Rd #300 Bend, OR	97703
(Address of principal executive offices)	(zip code)

541-633-4568
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 Regulation FD Disclosure.

The Oregon Environmental Laboratory Accreditation Program (“ORELAP”) confirmed they will perform on-site audits of the company’s new pesticide and residual solvent testing equipment and capabilities on October 23, 2017.

ORELAP is scheduled to visit the EVIO Labs Medford Lab on Monday, October 23, 2017, to complete the on-site assessment associated with accrediting the new Shimadzu Liquid Chromatograph Mass Spectrometer and Shimadzu Gas Chromatograph Mass Spectrometer both of which are used in conjunction in providing state mandated pesticide compliance testing.

ORELAP is also scheduled to visit the EVIO Labs Portland Lab on Monday, October 23, 2017, to complete the on-site assessment associated with accrediting our new Gas Chromatograph Mass Spectrometer which will be used to provide additional capacity for residual solvent compliance testing. EVIO currently provides residual solvent testing in our Eugene location. We are adding additional capacity to meet increasing customer demand for testing of cannabis extracts and concentrates.

Upon ORELAP completing their on-site audit, by administrative code they have up to 30 days to request any corrective actions, if any. Upon presentation of an acceptable corrective action plan, if needed, ORELAP will provide an extension of our scope to provide the additional testing services.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVIO, Inc.

Dated: October 16, 2017	By:	/s/ William Waldrop
	Name:	William Waldrop
	Title:	CEO

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